UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Pantry, Inc.

(Name of registrant as specified in its charter)

Not Applicable

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The Pantry, Inc. provided the following additional information to ISS Proxy Advisory Services on February 24, 2014.

EIA Gasoline and DSL Consumption 2006 - 2010

Year over Year % Change

	2006	2007	2008	2009	2010

Southeast	0.5%	-1.0%	-4.8%	-2.2%	1.2%

Texas	5.3%	2.0%	-1.4%	-2.6%	3.8%

Midwest	1.2%	0.8%	-3.3%	-2.8%	2.2%

Northeast	-3.0%	1.3%	-3.0%	-5.4%	0.4%

Source: EIA State Energy Data System (SEDS): 2012 Update

Important Additional Information

The Pantry has filed a definitive proxy statement and form of white proxy card with the SEC on February 13, 2014 and commenced mailing the definitive proxy statement and white proxy card to The Pantry’s stockholders in connection with its 2014 Annual Meeting of Stockholders. THE PANTRY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION. The Pantry, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from The Pantry’s stockholders in connection with the matters to be considered at The Pantry’s 2014 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and other materials filed with the SEC in connection with The Pantry’s 2014 Annual Meeting of Stockholders. Stockholders may obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by The Pantry with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at The Pantry’s website at www.thepantry.com, by writing to The Pantry at 305 Gregson Drive, Cary, North Carolina 27511, Attention: Secretary or by calling The Pantry’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (888) 750-5834.